Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

 We have issued our report dated February 20, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Carrington Laboratories, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Carrington Laboratories, Inc. on Form S-8 (File No. 333-89760, effective June 4, 2002, File No. 333-69372, effective September 14, 2001, File No. 33-64403, effective November 17, 1995, File No. 33-64405, effective November 17, 1995, File No. 33-64407, effective November 17, 1995, File No. 33-55920, effective December 18, 1992, File No. 33-50430, effective August 4, 1992, File No. 33-42002, effective August 1, 1991, File No. 33-36041, effective July 30, 1990 and File No. 33-22849, effective June 30, 1988) and on Form S-3 (File No. 33-60833, effective July 11, 1995 and File No. 33-57360, effective February 17, 1993).

 /s/ GRANT THORNTON LLP

 Dallas, Texas
 February 20, 2004